Exhibit 10.2
SECOND AMENDMENT TO TIME SHARE AGREEMENT
     This Second Amendment to Time Share Agreement (this “Amendment”) between STEELCASE INC. (“Timesharer”) and JAMES P. HACKETT (“Timesharee”) is made this 9th day of November, 2011.
RECITALS
     WHEREAS, Timesharer and Timesharee entered into a certain Aircraft Time-Sharing Agreement dated December 15, 2005, as amended (the “Time Share Agreement”) to allow Timesharee use of certain designated aircraft owned or leased by Timesharer; and
     WHEREAS, Timesharer and Timesharee now wish to amend the Time Share Agreement to change the definition of “Aircraft.”
     NOW THEREFORE, for and in consideration of the mutual promises set forth herein, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties amend the Time Share Agreement as follows:
1.	All references to the “Aircraft” in the Time Share Agreement shall now mean that certain Falcon 900EX aircraft bearing Federal Aviation Administration Registration No. N375SC and Manufacturer’s Serial No. 215 and that certain Falcon 2000EX aircraft bearing Federal Aviation Administration Registration No. N377SC Manufacturer’s Serial No. 227, each currently owned or leased by Timesharer.
2.	Except to the extent modified by this Amendment, the Time Share Agreement is hereby ratified and affirmed.
The parties have executed this Amendment as of the date set forth above.

TIMESHARER: STEELCASE INC.
By:	/s/ Steve Waugh
Steven M. Waugh
Its: Assistant Treasurer

TIMESHAREE:
/s/ James P. Hackett
James P. Hackett